EXHIBIT 13(p)


                            SUBSCRIPTION AGREEMENT

      This Subscription Agreement ("Agreement") between Monument Series Fund, Inc. ("Company"), a corporation organized under the laws of the State of Maryland, and Lynda F. Williams (the "undersigned") (collectively, the "Parties").

      In consideration of the mutual promises set forth herein, the Parties agree as follows:

1. The Company agrees to sell to the undersigned, and the undersigned agrees to purchase, 150 shares of common stock of the Company ("Shares") at a price of ten dollars ($10.00) per Share for one or both of each series of the Company in the following amounts: 75 Shares of Monument Washington Regional Growth Fund, and 75 Shares of Monument Washington Regional Aggressive Growth Fund, on a date to be specified by the Company, prior to the effective date of the Company's Form N-1A Registration Statement under the Securities Act of 1933 ("1933 Act").

2. The undersigned represents and warrants to the Company that the Shares are being acquired solely for investment purposes and not with a view towards resale or disposition of all or any part thereof, and that he or she has no present plan or intention to sell or otherwise dispose of the Shares or any part thereof.

3. The undersigned represents and warrants that he or she has such knowledge and experience of financial and business matters to evaluate the merits and risks of the prospective investment and to make an informed decision.

4. The undersigned acknowledges that the Shares have not been registered under any state or federal securities laws and that, therefore, the Company is relying on certain exemptions therein from such registration requirements, including exemptions dependent on the intent of the undersigned in acquiring the Shares.

5. The undersigned represents and warrants that the sale of any of the Shares will only be made by redemption to the Company and not by a transfer to any third party.

6. The undersigned agrees to withdraw any request to redeem any of the Shares to the extent that the Company informs the undersigned that the effect of such redemption could have a material adverse effect on the series of the Company.

7. The undersigned agrees not to otherwise dispose of the Shares or any part thereof unless a registration statement with respect to such Shares is then in effect under the 1933 Act and under any applicable state securities laws or unless the undersigned shall have delivered to the Company an opinion of counsel, in form and substance acceptable to the Company, that no such registration is necessary.

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8.    The Parties  acknowledge  that there are no agreements  or  arrangements between the undersigned and any of the Company's officers, directors, employees or its investment adviser, or any affiliated persons thereof with respect to the redemption of the Shares or the future distribution of Fund shares.

9. The undersigned acknowledges that he or she is fully aware that the organization expenses of the Company, including the costs and expenses of registration of the Shares, are being charged to the operation of the Company over a period of five years, and that in the event the undersigned redeems any portion of these Shares prior to the end of said amortization period, the undersigned will reimburse the Company for the pro rata share of the unamortized organization expenses (by reduction of the redemption proceeds) in the same proportion as the number of Shares being redeemed bears to the total number of remaining initial Shares acquired by the undersigned hereunder.

10. The undersigned acknowledges that he or she is aware that in issuing and selling these Shares, the Company is relying upon the representations, warranties and acknowledgments contained herein.


IN WITNESS WHEREOF, the Parties hereto have executed this agreement on this 5 day of Dec., 1997.


 MONUMENT SERIES FUND, INC.                        NAME OF SUBSCRIBER

 BY: /s/HERBERT KLEIN, III                         /s/LYNDA F. WILLIAMS
     -------------------------                     -------------------------
     Herbert Klein, III                            Lynda F. Williams


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